CVS Health Launches Cordavis

New business will bring high quality biosimilar products to market with goal of reducing drug spend and ensuring access to affordable medications

Cordavis to launch biosimilar Hyrimoz® with Sandoz beginning in 2024 at more than 80% lower list price than Humira®*

WOONSOCKET, R.I., Aug. 23, 2023 —  CVS Health® (NYSE: CVS) today announced that it has launched Cordavis, a wholly owned subsidiary that will work directly with manufacturers to commercialize and/or co-produce biosimilar products (an FDA approved biologic medication that is highly similar to, and has no clinically meaningful differences from, a biologic medicine already approved by the FDA) for the U.S. pharmaceutical market. The Cordavis products will be FDA approved, high quality, and easy for patients to use and will help ensure consistent long-term supply of affordable biosimilars.

As the U.S. pharmaceutical environment continues to evolve, biosimilars represent one of the biggest opportunities for reducing drug costs for employers and consumers. Through Cordavis, CVS Health intends to develop a portfolio of products that it expects will facilitate broader access to biosimilars in the U.S. – creating more competition that drives down prices – while encouraging investment in future products. The biosimilars market in the U.S. is projected to grow from less than $10 billion in 2022 to more than $100 billion by 2029.

As its first product, Cordavis has contracted with Sandoz to commercialize and bring to market Hyrimoz® (adalimumab-adaz), a biosimilar for Humira®, in the first quarter of 2024 under a Cordavis private label. The list price of the Cordavis Hyrimoz® will be more than 80% lower than the current list price of Humira®.

“CVS Health has a history of bringing innovative solutions to the market that lower the cost of drugs and ensure people have access to the medications they need to stay healthy,” said Shawn Guertin, Chief Financial Officer, CVS Health. “Cordavis is a logical evolution for us and will help ensure sufficient supply of biosimilars in the U.S. and support this market now and in the future, while ultimately improving health outcomes and reducing costs for consumers.”

“Biosimilars are crucial to creating competition and reducing costs for specialty pharmaceuticals where drug prices are rising the fastest,” said Prem Shah, Chief Pharmacy Officer and Co-President of the Pharmacy and Consumer Wellness segment. “Through our direct involvement, we will expand the supply chain and ensure biosimilar availability in the market. We have assembled a talented team at Cordavis and look forward to the value this business will deliver to patients and payors.”

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About Hyrimoz® (adalimumab-adaz)

Adalimumab, the active ingredient in Hyrimoz, is an inhibitor of tumor necrosis factor (TNF), a protein that is overproduced in certain autoimmune conditions — including rheumatoid arthritis, plaque psoriasis, Crohn's disease and ulcerative colitis — causing inflammation and tissue destruction in joints, mucosa or skin. In some cases of autoimmune disease, the immune system damages the body’s own tissues. Hyrimoz targets and blocks the protein that contributes to disease symptoms.

INDICATIONS

HYRIMOZ® (adalimumab-adaz) is a tumor necrosis factor (TNF)-blocker indicated for Rheumatoid Arthritis (RA): reducing signs and symptoms, inducing major clinical response, inhibiting the progression of structural damage, and improving physical function in adult patients with moderately to severely active RA. HYRIMOZ can be used alone or in combination with methotrexate or other non-biologic disease-modifying anti-rheumatic drugs (DMARDs). Juvenile Idiopathic Arthritis (JIA): reducing signs and symptoms of moderately to severely active polyarticular JIA in patients 2 years of age and older. HYRIMOZ can be used alone or in combination with methotrexate. Psoriatic Arthritis (PsA): reducing signs and symptoms, inhibiting the progression of structural damage, and improving physical function in adult patients with active PsA. HYRIMOZ can be used alone or in combination with non-biologic DMARDs. Ankylosing Spondylitis (AS): reducing signs and symptoms in adult patients with active AS.

Crohn’s Disease (CD): treatment of moderately to severely active CD in adults and pediatric patients 6 years of age and older. Ulcerative Colitis (UC): treatment of moderately to severely active UC in adult patients. Limitations of Use: Effectiveness of adalimumab products has not been established in patients who have lost response to or were intolerant to TNF-blockers. Plaque Psoriasis (Ps): treatment of adult patients with moderate to severe chronic Ps who are candidates for systemic therapy or phototherapy, and when other systemic therapies are medically less appropriate. HYRIMOZ should only be administered to patients who will be closely monitored and have regular follow-up visits with a physician. Hidradenitis Suppurativa (HS): treatment of moderate to severe HS in adult patients.

SELECT IMPORTANT SAFETY INFORMATION

WARNING: SERIOUS INFECTIONS AND MALIGNANCY

See full prescribing information for complete boxed warning.

SERIOUS INFECTIONS: Increased risk of serious infections leading to hospitalization or death, including tuberculosis (TB), bacterial sepsis, invasive fungal infections (such as histoplasmosis), and infections due to other opportunistic pathogens. Discontinue HYRIMOZ if a patient develops a serious infection or sepsis during treatment. Perform test for latent TB; if positive, start treatment for TB prior to starting HYRIMOZ. Monitor all patients for active TB during treatment, even if initial latent TB test is negative.

MALIGNANCY: Lymphoma and other malignancies, some fatal, have been reported in children and adolescent patients treated with TNF blockers including adalimumab products. Post-marketing cases of hepatosplenic T-cell lymphoma (HSTCL), a rare type of T-cell lymphoma, have occurred in adolescent and young adults with inflammatory bowel disease treated with TNF blockers including adalimumab products.

CONTRAINDICATIONS: None.

WARNINGS AND PRECAUTIONS: Serious infections: Do not start HYRIMOZ during an active infection. If an infection develops, monitor carefully, and stop HYRIMOZ if infection becomes serious. Invasive fungal infections: For patients who develop a systemic illness on HYRIMOZ, consider empiric antifungal therapy for those who reside or travel to regions where mycoses are endemic. Malignancies: Incidence of malignancies was greater in adalimumab-treated patients than in controls. Anaphylaxis or serious hypersensitivity reactions may occur. Hepatitis B virus reactivation: Monitor HBV carriers during and several months after therapy. If reactivation occurs, stop HYRIMOZ and begin anti-viral therapy. Demyelinating disease: Exacerbation or new onset, may occur. Cytopenias, pancytopenia: Advise patients to seek immediate medical attention if symptoms develop, and consider stopping HYRIMOZ. Heart failure: Worsening or new onset, may occur. Lupus-like syndrome: Stop HYRIMOZ if syndrome develops.

ADVERSE REACTIONS: Most common adverse reactions (>10%) are: infections (e.g. upper respiratory, sinusitis), injection site reactions, headache and rash.

DRUG INTERACTIONS: Abatacept: Increased risk of serious infection. Anakinra: Increased risk of serious infection. Live vaccines: Avoid use with HYRIMOZ.

This is not the complete list of all the safety information for HYRIMOZ. Please click to see the full Prescribing Information for HYRIMOZ, including Boxed Warnings and Medication Guide.

About CVS Health

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*Humira® is a product of AbbVie.